Exhibit 99.1

For Immediate Release	Contact: M. Ray “Hoppy” Cole, CEO or
DeeDee Lowery, CFO
Phone: 601-268-8998

The First Bancshares to Present at KBW Community Bank Conference

HATTIESBURG, Miss, July 29 – The First Bancshares, Inc. (NASDAQ: FBMS), holding company for The First, A National Banking Association, (www.thefirstbank.com) will make a presentation to bank stock analysts and investors at the 20th Annual KBW Community Bank Investor Conference being held at the Hilton Midtown, New York City, Tuesday, July 30, 2019 at 9:45 a.m. Eastern Time.

A live webcast of the presentation will be available at the company’s website www.thefirstbank.com under Investor Relations>News & Events>Presentations. This will be an interactive session between management and those attending the conference; others may listen to the live broadcast. A replay of the presentation will be available for 90 days following the conference.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association. Founded in 1996, the First has operations in Mississippi, Louisiana, Alabama, Florida and Georgia. The Company’s stock is traded on NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.